News ONEOK Second Quarter 2023 Conference Call and Webcast Scheduled TULSA, Okla. – July 10, 2023 – ONEOK, Inc. (NYSE: OKE) will release second quarter 2023 earnings after the market closes on Aug. 7, 2023. ONEOK’s executive management will participate in a conference call the following day. What: ONEOK second quarter 2023 earnings conference call and webcast When: 11 a.m. Eastern, Aug. 8, 2023 10 a.m. Central Where: 1) Phone conference call dial 877-883-0383, entry number 8109758 2) Log on to the webcast at www.oneok.com If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for one year. A recording will be available by phone for seven days. The playback call may be accessed at 877-344-7529, access code 8754531. ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Permian and Mid-Continent regions with key market centers and owns an extensive network of gathering, processing, fractionation, transportation and storage assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, Twitter and Instagram. ### July 10, 2023 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1